UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2009

_______________________

BRUNSWICK CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 N. Field Court, Lake Forest, Illinois		60045-4811
(Address of Principal Executive Offices)		(Zip Code)

(847) 735-4700
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 5, 2009, the Compensation Committee of the Company’s Board of Directors voted to approve an amendment to the Terms and Conditions of Employment, dated October 29, 2008, between the Company and Peter B. Hamilton (the “Agreement”).  The purpose of the letter amendment (the “Amendment”), dated May 5, 2009, is to eliminate certain provisions in the Agreement that entitled Mr. Hamilton to indemnification, on a grossed-up basis, for any tax imposed by Section 4999 of the Code on “excess parachute payments” (as defined in Section 280G of the Code) in connection with a change of control.  Pursuant to the Amendment, Mr. Hamilton is no longer entitled to a gross-up for any excise tax imposed on “excess parachute payments”.  Instead, Mr. Hamilton will either be required to pay the excise tax or have his payments reduced if it would be more favorable to him on an after-tax basis.

The foregoing description of the Amendment is a summary of its terms, does not purport to be complete, and is qualified in its entirety by reference to the Amendment filed as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description of Exhibit
99.1	Amendment dated May 5, 2009, to Terms and Conditions of Employment by and between Brunswick Corporation and Peter B. Hamilton, dated October 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRUNSWICK CORPORATION

Dated: May 5, 2009	By:	/s/LLOYD C. CHATFIELD II
Name: Lloyd C. Chatfield II
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX:

Exhibit No.	Description of Exhibit

99.1	Amendment dated May 5, 2009, to Terms and Conditions of Employment by and between Brunswick Corporation and Peter B. Hamilton, dated October 29, 2008.